                                   EXHIBIT 4.4






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                       ECHOSTAR COMMUNICATIONS CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The EchoStar Communications Corporation 1997 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of EchoStar Communications Corporation, a Nevada corporation, and any successor corporation thereto (collectively, "EchoStar"), and any current or future parent corporation or subsidiary corporations of EchoStar which the Board of Directors of EchoStar (the "Board") determines should be included in the Plan (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of EchoStar (NASDAQ trading symbol "DISH"). EchoStar and any parent or subsidiary corporation designated by the Board as a corporation included in the Plan shall be individually referred to herein as a "Participating Company." The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

     2. ADMINISTRATION. The Plan shall be administered by the Board and/or by a duly appointed committee or representative of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee or representative if a committee or representative has been appointed. All questions of interpretation of the Plan shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of the Plan; provided, however, that all Participants shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with administration of the Plan shall be paid by the Company.

     3. SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be 100,000 (One hundred thousand) shares of EchoStar's authorized but unissued Class A Common Stock or Class A Common Stock which are treasury shares (the "Shares").

     4. ELIGIBILITY. Any full-time employee of a Participating Company is eligible to participate in the Plan after completion of one entire calendar quarter of employment, except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. A full time employee is defined as one who is regularly scheduled to work more than 20 hours per week. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "employee" of such Participating Company. In certain circumstances, eligibility may be restricted pursuant to a withdrawal under
Section 10(d) of the Plan.

     5.   OFFERING DATES.

          (a) OFFERING PERIODS. Except as otherwise set forth below, the Plan shall initially be implemented by offerings (individually, an "Offering") of two
(2) years duration (an "Offering Period"). The first Offering will commence on October1, 1997 and subsequent Offerings would commence every two years thereafter until the Plan terminates, unless earlier modified in the Board's discretion. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the Offering Date would fall on a holiday or weekend, the Offering Date shall instead be the first business day after such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. Eligible employees may not participate in more than one Offering at a time.

          (b) PURCHASE PERIODS. Each Offering Period shall initially consist of eight (8) purchase periods of three (3) months duration (individually, a "Purchase Period"). The last day of the Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on January 1 shall end on March 31. A Purchase Period commencing on April 1 shall end on June 30. A Purchase Period commencing on July 1 shall end on September 30. A Purchase Period commencing on October 1 shall end on December 31. In the event the Purchase Date would fall on a holiday or weekend, the Purchase Date shall instead be the last business day prior to such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. An employee who becomes eligible to participate in an Offering after the initial Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period during that Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.

          (c) GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL. Notwithstanding any other provision of the Plan to the contrary, all transactions pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Shares (including compliance with the Securities Act of 1933 and any applicable state securities laws), and (ii) obtaining stockholder approval of the Plan. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to commence the Plan's initial Offering Period; provided, however, that the purchase of Shares at the end of such Offering Period shall be subject to obtaining stockholder approval of the Plan.

     6.   PARTICIPATION IN THE PLAN.

          (a) INITIAL PARTICIPATION. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office (at Company headquarters) not later than the close of business for such payroll office on the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for the initial Purchase Period or for any subsequent Purchase Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the last business day before the commencement of a subsequent Purchase Period or Offering Date. EchoStar may, from time to time, change the Subscription Date as deemed advisable by EchoStar in its sole discretion for proper administration of the Plan.

          (b) CONTINUED PARTICIPATION. A Participant shall automatically participate in the Purchase Period commencing immediately after the first Purchase Date of the initial Offering Period in which the Participant participates, and all subsequent Purchase Periods within that Offering, until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Offering or Plan pursuant to paragraphs 10(a) or 10(b) or (iii) terminates employment as provided in paragraph 11. Similarly, except as provided in the preceding sentence, a Participant shall automatically participate in the Offering Period commencing immediately after the last Purchase Date of the prior Offering Period in which the Participant participates, and all subsequent Offering Periods pursuant to this Plan. However, a Participant may deliver a subscription agreement with respect to a subsequent Purchase or Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

     7. PURCHASE PRICE. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the per share Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of
(a) the per share fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the per share fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the fair market value of the Shares on the given Purchase Date. The fair market value of the Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System for the Purchase Date (or the average of the closing bid and asked prices), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

     8. PAYMENT OF PURCHASE PRICE. Shares which are acquired pursuant to the Plan may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering (a) shall include all wages, salaries, commissions and bonuses after deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include occasional awards such as EchoStar Launch Bonus awards, stock option exercise compensation or other or any other payments not specifically referenced in (a). Except as set forth below, the deduction amount to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement, and the amount of such payroll deductions shall be given the lowest priority so that all other required and voluntary payroll deductions from a Participant's Compensation are withheld prior to subscription agreement amounts.

          (a) LIMITATIONS ON PAYROLL WITHHOLDING. The amount of payroll withholding with respect to the Plan for any Participant during any Offering Period shall be elected by the Participant and shall be stated as a dollar amount. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

          (b) PAYROLL WITHHOLDING. Payroll deductions shall commence on the first pay date beginning after the Offering Date, as designated by EchoStar, and shall continue to the last pay date before the end of the Offering Period, as designated by EchoStar, unless sooner altered or terminated as provided in the Plan.

          (c) PARTICIPANT ACCOUNTS. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          (d) NO INTEREST PAID. Interest shall not be paid on sums withheld from a Participant's Compensation.

          (e)  PURCHASE OF SHARES.  On each Purchase Date of an Offering
Period, each Participant whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire the number of Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price. No shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

          (f) RETURN OF CASH BALANCE. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practicable after the Purchase Date. Any cash balance remaining upon a Participant's termination of participation in the Plan or termination of the Plan itself shall be refunded as soon as practicable after such event.

          (g) TAX WITHHOLDING. At the time the Shares are purchased, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon the purchase of Shares and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

          (h) COMPANY ESTABLISHED PROCEDURES. The Board may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code. Notice of new or amended procedures pursuant to this section shall be communicated to all eligible participants in a manner reasonably determined by the Board to reach all participants in a cost efficient manner.

      9.  LIMITATIONS ON PURCHASE OF SHARES: RIGHTS AS A STOCKHOLDER.

          (a) FAIR MARKET VALUE LIMITATION. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by EchoStar or a parent or subsidiary corporation of EchoStar) in an amount which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for any calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

          (b) PRO RATA ALLOCATION. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any cash balance remaining after such allocation shall be refunded to Participants as soon as practicable.

          (c) RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of issuance of stock for the Shares being purchased pursuant to the Plan. Moreover, Shares shall not be issued and a Participant shall not be permitted to purchase shares unless and until such Shares have been registered under the Securities Act of 1933 on an effective S-8 registration and any applicable registration requirements under the National Association of Securities Dealers rules are satisfied. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

          (d) USE OF A CAPTIVE STOCK BROKER. In order to reduce paperwork and properly track and report Participant's acquisition and disposition of Shares purchased pursuant to the Plan, the Company may, in its discretion, designate one or more stock brokers as a "captive" broker ("Broker") for receiving Participants' shares and maintaining individual accounts for each Participant. The initial Broker shall be Charles Schwab and Co., Inc. The Company and the Broker may establish such account procedures and restrictions as are necessary to carry out their respective functions and properly administer the Plan (see, for example, Section 19).

          (e) RIGHT TO ISSUANCE OF SHARE CERTIFICATE. Initially, Participants will not receive share certificates from EchoStar representing the Shares purchased pursuant to the Plan. Instead, the Company shall issue one share certificate to the Broker for all Shares purchased on a Purchase Date, followed by electronic allocation by the Broker among all Participants according to their respective contributions. A Participant may obtain a share certificate for his or her actual share amount only from the Broker according to such Broker's procedures. This limitation may be modified by the Board in its discretion at any time.

     10.  WITHDRAWAL.

          (a) WITHDRAWAL FROM AN OFFERING. A Participant may not withdraw from an Offering and stop payroll deductions during a Purchase Period. Any notice of withdrawal submitted by a Participant (on a form provided by the Company for such purpose) to EchoStar's payroll office after the commencement of a Purchase Period but prior to a Purchase Date shall only be effective for the next subsequent Purchase Period. No cash refunds of payroll deduction amounts from a Participant's account shall be made prior to the next scheduled Purchase Date. After the next scheduled Purchase Date, refund of any excess dollar amount(s) in Participant's account will be made in accordance with Section 8(f) of this Plan. Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. A Participant who withdraws from an Offering for one or more Purchase Periods may not resume participation in the Plan during the same Purchase Period, but may participate in any subsequent Offering, or in any subsequent Purchase Period within the same Offering, by again satisfying the requirements of paragraphs 4 and 6(a) above.

          (b) WITHDRAWAL FROM THE PLAN. A Participant may voluntarily withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. The effect of withdrawal from the Plan shall be in accordance with
Section 10(a) above.

          (c) RETURN OF PAYROLL DEDUCTIONS. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 10(a) or 10(b), respectively, the withdrawn Participant's accumulated payroll deductions will first be applied toward the purchase of Shares at the Purchase Date and any balance remaining shall be returned as soon as practicable after the withdrawal, in accordance with Section 8(f) of this Plan. The Participant's interest in the Offering and/or the Plan, as applicable, shall terminate.

          (d) PARTICIPATION FOLLOWING WITHDRAWAL. An employee who is also an officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who is deemed to "cease participation" in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3") as a consequence of his or her withdrawal from an Offering pursuant to paragraph 10(a) above or withdrawal from the Plan pursuant to paragraph 10(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.

          (e) MODIFICATION OF WITHDRAWAL RIGHTS. The Company may, from time to time, establish a procedure pursuant to which a participant may elect (i) to withdraw from the Offering or the Plan during a Purchase or Offering Period pursuant to this paragraph 10, and (ii) to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect. If established, any such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company within a reasonable period of time prior to the effective date thereof.

     11. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 11. EchoStar may establish a date which is a reasonable number of days prior to the Purchase Date as a cutoff for return of a Participant's payroll deductions in the form of cash. After the cutoff date, Shares will be purchased for the terminated employee in accordance with paragraph 10(c), above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

     12. TRANSFER OF CONTROL. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to EchoStar:

          (a) a merger or consolidation in which EchoStar is not the surviving corporation;

          (b) a reverse triangular merger or consolidation in which EchoStar is the surviving corporation where the stockholders of EchoStar before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of EchoStar; or

          (c) the sale, exchange, or transfer of all or substantially all of EchoStar's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of EchoStar before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company's rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

     13. CAPITAL CHANGES. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the Offering Exercise Price, (b) the number of shares subject to purchase by Participants, and (c) the Plan's share reserve amount.

     14. NON-TRANSFERABILITY. Prior to a Purchase Date, a Participant's rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares in any manner that he or she deems fit. However, the Company, in its absolute discretion, may impose such restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares (see also Sections 9(d) and 19).

     15. REPORTS. Each Participant shall receive, within a reasonable period after the Purchase Date, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 8(f) above, if any. Each Participant who acquires shares pursuant to the

Plan shall be provided information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

     16. PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued or until ten (10) years from the date the Plan is adopted, whichever shall first occur.

     17. RESTRICTION ON ISSUANCE OF SHARES. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     18. LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions or any provision(s) convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to any legend required to be placed thereon by the Colorado Secretary of State.

     19. NOTIFICATION OF SALE OF SHARES. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired under the Plan within two years from the date of commencement of an Offering Period or one year from the Purchase Date. The Company may direct that the certificates evidencing Shares acquired by the Participant refer to such requirement to give prompt notice of disposition. Additionally, the Company and the Broker may impose such restrictions or procedures related to transfer of shares acquired under the Plan as are necessary for the Company to obtain sufficient notice of disposition, in order to comply with governmental requirements related to Form W-2 reporting, payroll tax withholding, employment tax liability and corporate income taxes.

     20. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that such amendment or termination shall not affect Shares purchased under the Plan, (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. Furthermore, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     IN WITNESS WHEREOF, the undersigned Secretary of EchoStar certifies that the foregoing EchoStar Communications Corporation 1997 Employee Stock Purchase Plan was duly adopted by the Board of Directors of EchoStar on the 11th day of August 1997, and approved by EchoStar's stockholders on the 12th day of September 1997.


                                       /s/ DAVID K. MOSKOWITZ
                                       ---------------------------------------
                                       David K. Moskowitz,
                                       Secretary

                       LIST OF PARTICIPATING COMPANIES
                     ECHOSTAR EMPLOYEE STOCK PURCHASE PLAN
                           ADOPTED ON AUGUST 11, 1997



Unless subsequently amended by EchoStar, members of the EchoStar Communications Corporation parent/subsidiary group which are designated as the initial Participating Companies for purposes of Section 1. of the Plan shall be as follows:

Echosphere Corporation                       Echonet Business Network, Inc.
Houston Tracker Systems, Inc.                Satellite Source, Inc.
DISH Network Credit Corporation              EchoStar Satellite Corporation


Employees of any of these companies shall be eligible to participate in the initial and subsequent Offering Periods in accordance with the Plan provisions.

                       ECHOSTAR COMMUNICATIONS CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                               SUBSCRIPTION AGREEMENT


     I hereby elect to participate in the 1997 Employee Stock Purchase Plan (the "Plan") of EchoStar Communications Corporation (the "Company") and subscribe to purchase shares of the Company's Class A Common Stock as determined in accordance with the terms of the Plan.

     I hereby authorize after tax payroll deductions in the amount of $________ (minimum $7.50) of my compensation from each paycheck throughout the "Offering Period" (as defined in the Plan) in accordance with the terms of the Plan. ("Compensation" for purposes of the Plan includes wages, salaries, commissions, overtime and bonuses). I understand that these payroll deductions will be accumulated for the purchase of shares of Class A Common Stock of the Company at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the last day of each Purchase
Period unless I terminate employment prior to that date.

     I further understand that I will automatically participate in each subsequent Offering which commences immediately after the last day of an Offering in which I am participating under the Plan until such time as I file with the Company a notice of withdrawal from the Offering or the Plan on such form as may be established from time to time by the Company or I terminate employment.

     Shares purchased for me under the Plan should be issued in the name set forth below (I understand that Shares may be issued either in my name alone or together with my spouse as community property or in joint tenancy).

          NAME(S):
                   ---------------------------------------------------------
          ADDRESS:
                   ---------------------------------------------------------

                   ---------------------------------------------------------

          MY SOCIAL SECURITY NUMBER:
                                     ---------------------------------------


     I hereby authorize withholding from my compensation in order to satisfy the foreign, federal and state tax withholding obligations, if any, which may arise upon my purchase of shares under the Plan and/or upon my disposition of shares I acquired under the Plan.

     I am familiar with the terms and provisions of the Plan and hereby agree to participate in the Plan subject to all of the terms and provisions thereof. I have had the opportunity to ask Company representatives questions about the Plan, and to consult with independent legal and financial professionals prior to enrolling. I understand that the Board of Directors of the Company reserves the right to amend the Plan and my right to purchase stock under the Plan as may be necessary to qualify the Plan as an employee stock purchase plan as defined in section 423 of the Internal Revenue Code of 1986, as amended, or to obtain qualification or registration of the Company's common stock to be issued out of the Plan under applicable state and federal securities laws. I understand that the effectiveness of this subscription agreement is dependent upon my eligibility to participate in the Plan.

Date:                                  Signature:
     -------------------------                    ---------------------------


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

                        ECHOSTAR COMMUNICATIONS CORPORATION
                         1997 EMPLOYEE STOCK PURCHASE PLAN
                                NOTICE OF WITHDRAWAL


I hereby elect to withdraw from the current offering (the "Current Offering") of the Class A Common Stock of EchoStar Communications Corporation (the "Company") under the EchoStar Communications Corporation 1997 Employee Stock Purchase Plan (the "Plan").


INDICATE YOUR WITHDRAWAL BY CHECKING THE BOX BELOW AND SIGNING AND DATING THE FORM AT THE BOTTOM:


_______ I elect to terminate my participation in the Current Offering following my purchase of shares on the last day of the Current Purchase Period (last day of quarter).

I hereby request that all payroll deductions credited to my account under the Plan (if any) not previously used to purchase shares under the Plan shall be used to purchase shares on the last day of the Current Purchase Period. I understand that this election will terminate my interest in the Current Offering immediately following such purchase.

I understand that by making this election I terminate my interest in the Plan and that no further payroll deductions will be made unless I elect to become a participant in a future offering under the Plan. Such election shall be made in accordance with Plan eligibility requirements and on forms provided by the Company. A participant's re-enrollment shall be effective at the beginning of the next Purchase Period (first day of a quarter).


Date:                                  Signature:
     -------------------------                    ---------------------------









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